EXHIBIT 99.1

Matritech Announces $4.36 Million Financing, Elects Two New Directors

Newton, Mass. (January 23, 2007) - Matritech (AMEX: MZT), a leading marketer and developer of protein-based diagnostic products for the early detection of cancer, today announced that it has closed a $4.36 million private placement (the “Financing”) of Series B 15% Secured Convertible Promissory Notes maturing December 13, 2007 (the “Notes”) and warrants to purchase 4,157,143 shares of common stock of the Company (the “Warrants’). Current investors SDS Capital Group SPC Ltd., H&Q Life Science Investors and various ProMed funds were significant participants in the Financing. The Notes are currently convertible into 6,928,572 shares of common stock and allow for payment of interest and principal in cash or, provided certain conditions are met, by issuing common stock.  The Warrants have an exercise price of $0.63 per share and are exercisable for five years. Until stockholder approval of certain provisions in the Notes and Warrants is received by the Company, stock issuances under the Notes and Warrants may not be made at an effective conversion price below $0.63. Certain anti-dilution provisions of both the Notes and the Warrants are also subject to stockholder approval. The Company intends to present these matters and, if the Company determines it is necessary in order to be able to satisfy its obligations under the Notes and the Warrants, an amendment to the Company’s Certificate of Incorporation to increase the number of authorized shares of common stock, to its stockholders for approval on or before April 18, 2007.

Matritech’s net proceeds from the Financing are approximately $3.8 million after deducting the estimated expenses and commissions in connection with the transaction. Matritech has also issued to the placement agent in the Financing a warrant to purchase 55,556 shares of common stock at a price of $0.76 per share exercisable for five years. Commenting on the Financing, Matritech’s Chairman and Chief Executive Officer, Stephen D. Chubb, said “The new financing affords Matritech the opportunity to continue the momentum we have developed in the sales of our NMP22 BladderChek Test. Equally important, this funding demonstrates the commitment of our investors to the long-term success of the Company. We look forward to sharing our outlook for 2007 when we report our full year 2006 results on February 6th.” Matritech intends to use the net proceeds from this Financing for research and development, selling and marketing expenses, working capital and for general corporate purposes.

The securities sold in this Financing have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold absent registration under, or an applicable exemption from the registration requirements of, the Securities Act. These securities were offered and sold only to accredited investors.

The Financing triggered the anti-dilution provisions in (i) the Company’s 15% Secured Convertible Promissory Notes dated January 13, 2006 (the “January 2006 Notes”), so that such January 2006 Notes currently have a conversion price of $0.63 per share, thus making the January 2006 Notes convertible into an additional 284,561 shares of the Company’s common stock, and (ii) various warrants to purchase an aggregate of approximately 7,496,264 shares of common stock previously issued by the Company, so that the warrants have revised exercise prices of $0.63 per share.

This press release does not and will not constitute an offer to sell or the solicitation of an offer to buy the Company’s securities. This press release is being issued in accordance with Rule 135c under the Securities Act.

David B. Musket and Robert J. Rosenthal, Ph.D. Elected to Board of Directors

The Company also announced that the Company’s Board of Directors has been expanded to 11 members and David B. Musket and Robert J. Rosenthal, Ph.D. were elected to its Board of Directors on January 22, 2007.

Since 1991, Mr. Musket has been President of Musket Research Associates, Inc., an investment banking firm focused on emerging healthcare companies which served as placement agent for the Company in financing transactions completed in 2005 and 2006. In 1996 Mr. Musket co-founded ProMed Management, an investment firm which controls a family of healthcare funds which have acquired common stock, preferred stock, convertible notes and warrants issued by the Company including those issued in the Financing announced today. From 1984 to 1989, Mr. Musket served as a pharmaceutical analyst at Goldman Sachs & Co. Currently, Mr. Musket serves as a member of the Harvard-MIT Health Sciences and Technology Advisory Council and serves as a member of the board of directors of Conor MedSystems, Inc. (CONR;NASDAQ) and TherOx, Inc.

Dr. Rosenthal has been president, chief executive officer and a member of the board of directors of Magellan Biosciences, Inc., a private biotechnology company engaged in the development and marketing of rapid point-of-care analyzers and automated systems for hospital-based labs and near-patient testing, since 2005. From 2003 to 2006, he served as president, chief executive officer and a member of the board of directors of TekCel, Inc., a private manufacturer of automated sample-management systems for life science research. Dr. Rosenthal was president and CEO of Boston Life Sciences, an R&D development-stage biopharmaceutical company from 2002 to 2003. From 2001 to 2002, Dr. Rosenthal was president and chief executive officer of Magellan Discovery Technologies, LLC, a private company focused on development of drug discovery tools. In addition to the Magellan and subsidiary boards, Dr. Rosenthal serves as a director for several other companies, including the board of Cambrius, a private sensor-technology company focused on process solutions and the University of Maryland Department of Chemistry and Biochemistry Board of Advisors. He is also a member of the University of Maryland, College of Chemical and Life Sciences Board of Visitors.

About Matritech
Matritech is using its patented proteomics technology to develop diagnostics for the detection of a variety of cancers. The Company’s first two products, the NMP22® Test Kit and NMP22® BladderChek® Test, have been FDA approved for the monitoring and diagnosis of bladder cancer. The NMP22® BladderChek® Test is based on Matritech’s proprietary nuclear matrix protein (NMP)

technology, which correlates levels of NMPs in body fluids to the presence of cancer. Beginning with a patent portfolio licensed exclusively from the Massachusetts Institute of Technology (MIT), Matritech’s patent portfolio has grown to 14 other U.S. patents. In addition to the NMP22 protein marker utilized in the NMP22® Test Kit and NMP22® BladderChek® Test, the Company has discovered other proteins associated with cervical, breast, prostate, and colon cancer. The Company’s goal is to utilize protein markers to develop, through its own research staff and through strategic alliances, clinical applications to detect cancer. More information about Matritech is available at www.matritech.com.

Statement under the Private Securities Litigation Reform Act

Any forward-looking statements in this press release including those related to the Company's expectations regarding its use of the proceeds from the Financing, whether stockholder approval will be obtained, the sales outlook for its NMP22® BladderChek® Test, current and future products and business prospects are subject to a number of risks and uncertainties, many of which are beyond the Company's control. These forward-looking statements are neither promises nor guarantees. There can be no assurance that the Company's expectations for its products or future financial performance will be achieved. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Matritech undertakes no responsibility to update any such forward-looking information. The risks and uncertainties that may affect forward-looking statements are detailed in the Company’s filings with the Securities and Exchange Commission.

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Contact:
Kathleen O'Donnell
617-928-0820 X270